EXHIBIT 99.1


                     [LETTERHEAD ELEC]



FOR IMMEDIATE RELEASE             Contact:  Paul H. Riss, CEO
                                            phriss@elec-corp.com
                                            914-633-6500

                                  eLEC Reports Bankruptcy Filing of a Subsidiary


NEW ROCHELLE, NY...August 1, 2002--- eLEC Communications Corp. (OTCBB:ELEC) announced today that one of its wholly-owned subsidiaries, Telecarrier Services, Inc., filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.



Telecarrier provides long distance phone services to many of eLEC's customers. It buys services from underlying carriers who had payment and contract disputes with Telecarrier. The filing is not expected to have a direct impact on any service to existing customers.



eLEC Communications Corp. is a competitive local exchange carrier that is taking advantage of the convergence of the current and future competitive technological and regulatory developments in the telecommunications industry. eLEC offers small businesses and residential customers an integrated set of telecommunications products and services, including local exchange, local access, domestic and international long distance telephone, and a full suite of features including items such as three-way calling, call waiting and voice mail.



                                    *********



This release contains forward-looking statements that involve risks and uncertainties. eLEC's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, certain risks and uncertainties over which the company may have no control. For further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in the company's Annual Report on Form 10-K for the year-ended November 30, 2001 and its Quarterly Report on Form 10-QSB for the quarters ended February 28, 2002 and May 31, 2002 and any subsequent SEC filings.